Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR SECOND QUARTER OF FISCAL 2009

Fremont, CA, October 28, 2008 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NYSE:NWK) today reported its results for the second quarter of fiscal 2009.

Total revenue in the second quarter was $18.5 million, up 19% from the prior quarter and down 32% from the second quarter of the prior fiscal year.  Government revenues increased to $13.5 million in the second quarter, up 34% sequentially.

Net loss in the second quarter was $47.5 million or $1.66 per share, resulting primarily from the impairment of goodwill and other intangible assets totaling $43.9 million, as well as from operating losses and charges for inventory reserves. In the prior quarter, net loss was $9.8 million, or $0.34 per share, and in the second quarter of the prior year, the company had net income of $1.6 million, or $0.06 per share.

On a non-GAAP basis, net loss in the second quarter was $8.1 million or $0.28 per share, compared to net loss of $11.2 million or $0.39 per share in the prior quarter, and net income of $2.5 million, or $0.09 per share in the second quarter of fiscal 2008.  Non-GAAP net income and loss were calculated by excluding the impairment of goodwill and other intangible assets, non-cash stock-based compensation expense, amortization of intangible assets from our acquisition of Quintum, accretion and other restructure charges resulting from severance and vacating our former manufacturing facility; offset by a gain on the extinguishment of debt by the repurchase of senior notes. Refer to the table below for reconciliation of GAAP to non-GAAP net income and loss.

Cash and investment balances at the end of the quarter were $131.6 million, down $19.3 million from at the end of the prior quarter. The company used approximately $10.5 million for the buyback of its senior notes and made deposits of $3.8 million for inventory held by the company’s contract manufacturer for greater than 90 days.

“This past quarter was difficult for the telecommunications sector and the economy as a whole, and NET was no exception.  Despite this, our revenue improved over the prior quarter; we saw a stabilization of our government business; and we made progress on our unified communications programs, which now represent our growth strategy,” said President and CEO C. Nicholas Keating, Jr.  “We are executing on our milestones and strategic opportunities. Going forward, we are further focusing our efforts and streamlining our operations to align costs with current revenue.  We will continue to make adjustments to ensure that we return to cash flow generation.”

Conference Call Information:

The company will be hosting a conference call today to discuss these results at 4:30 p.m. ET. Please dial (800) 561-2731 or (617) 614-3528 and provide conference ID# 11701086 to access the call. The conference call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on November 4, 2008; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 74077568.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

For a quarter of a century, Network Equipment Technologies, Inc. has provided voice and data communications equipment for multi-service networks requiring high degrees of versatility, interoperability, security and performance. NET’s broad family of products are purpose-built for mixed-service, multi-protocol networks; bandwidth-sensitive site communications; high performance, security-sensitive transmissions; and converged communications. The company’s NX Series for network exchange solutions and VX Series for voice exchange solutions enable interoperability and integration with existing networks for seamless migration to secure IP-based voice and data communications. In addition, Quintum, a subsidiary of NET, delivers VoIP access solutions that bring the reliability and voice clarity of public telephone networks to Internet telephony.

Visit www.net.com for more information.

Use of Non-GAAP Financial Information

To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, NET has provided certain non-GAAP net income (loss) financial measures that adjust for the company’s impairment charge for goodwill and other intangible assets, non-cash stock-based compensation expense, amortization of intangible assets from our acquisition of Quintum, accretion and other restructure charges resulting from severance and vacating our former manufacturing facility, and the gain on extinguishment of debt. These non-GAAP measures may include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. NET believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and reflect NET’s ongoing business in a manner that allows meaningful period-to-period comparisons. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward Looking Statements

This press release contains forward-looking statements (within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934) relating to possible future operating results, including operating expenses and cash flows. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include federal government budget matters and procurement decisions, our ability to develop and commercialize new products and product enhancements, relations with and performance by third-party technology providers, the volume and timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited – in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Revenue:
Product	$14,658	$23,953	$26,697	$46,944
Service	3,857	3,379	7,392	6,729
Total revenue	18,515	27,332	34,089	53,673
Costs of revenue:
Cost of product revenue (1)	19,333	9,881	28,689	19,389
Cost of service revenue	3,804	2,976	7,477	5,881
Total cost of revenue	23,137	12,857	36,166	25,270
Gross margin	(4,622)	14,475	(2,077)	28,403
Operating expenses:
Sales and marketing	5,692	4,667	11,440	9,203
Research and development	5,821	5,918	12,128	11,968
General and administrative	3,222	2,835	7,013	5,526
Restructure and other costs	152	51	394	52
Impairment of goodwill and long-lived assets	34,197	—	34,197	—
Total operating expenses	49,084	13,471	65,172	26,749
Income (loss) from operations	(53,706)	1,004	(67,249)	1,654
Other income (expense), net	(136)	14	(22)	(7)
Interest (expense) income, net	(142)	675	(247)	1,367
Gain on extinguishment of debt	6,437	—	10,150	—
Income (loss) before taxes	(47,547)	1,693	(57,368)	3,014
Income tax provision (benefit)	(63)	101	(46)	159
Net income (loss)	$(47,484)	$1,592	$(57,322)	$2,855

Per share amounts:
Net income (loss):
Basic	$(1.66)	$0.06	$(1.99)	$0.11
Diluted	$(1.66)	$0.06	$(1.99)	$0.10

Common and common equivalent shares:
Basic	28,674	26,752	28,861	26,511
Diluted	28,674	27,777	28,861	27,558

(1) Includes charges for the impairment of goodwill and long-lived assets of $9.7 million for the quarter and six months ended September 26, 2008.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 26, 2008 (unaudited)	March 28, 2008 (1)
Current assets:
Cash and investments	$131,625	$165,658
Accounts receivable, net	11,577	23,174
Inventories	8,266	9,986
Prepaid expenses and other assets	14,244	8,031
Total current assets	165,712	206,849

Property and equipment, net	8,044	9,459
Goodwill and purchased intangibles, net	—	41,317
Other assets	6,335	11,708
Total assets	$180,091	$269,333
Liabilities and Stockholders’ Equity:
Accounts payable	$7,407	$9,968
Other current liabilities	20,406	17,821
Total current liabilities	27,813	27,789

Long-term liabilities	4,727	6,295
3 ¾% convertible senior notes	55,200	85,000
7 ¼% redeemable convertible subordinated debentures	24,706	24,706
Stockholders’ equity	67,645	125,543
Total liabilities and stockholders’ equity	$180,091	$269,333

(1) Derived from audited consolidated financial statements as of March 28, 2008.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(unaudited – in thousands, except per share data)

	Quarter Ended		Six Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
GAAP net income (loss)	$(47,484)	$1,592	$(57,322)	$2,855
Stock based compensation expense:
Cost of product revenue	55	41	150	69
Cost of service revenue	76	32	144	60
Sales and marketing	334	169	638	282
Research and development	273	102	547	179
General and administrative	415	494	893	702
Acquisition related amortization of acquired intangibles:
Cost of product revenue	237	—	592	—
Sales and marketing	265	—	663	—
General and administrative	35	—	88	—
Impairment of goodwill and long-lived assets:
Cost of product revenue	9,741	—	9,741	—
Operating expenses	34,197	—	34,197	—
Restructure related:
General and administrative, accretion of discount on future cash flows from subleases	35	78	77	157
Restructure and other:
Costs to vacate former manufacturing facility	—	46		31
Other, primarily severance	141	5	382	21
Other income/(expense) gain on extinguishment of debt	(6,437)	—	(10,150)	—
Income tax benefit:
Income tax effect of above items	—	(24)	—	(45)
Non-GAAP net income (loss)	$(8,117)	$2,535	$(19,360)	$4,311
Non-GAAP net income (loss) per share data:
Basic	$(0.28)	$0.09	$(0.67)	$0.16
Diluted	$(0.28)	$0.09	$(0.67)	$0.16
Common and common equivalent shares:
Basic	28,674	26,752	28,861	26,511
Diluted	28,674	27,777	28,861	27,558